Exhibit 99.1

PEPSICO CONFIRMS EARLIER GUIDANCE

PURCHASE, NY, November 5, 2003 - Steve Reinemund, PepsiCo Chairman and CEO, will make a presentation at the Morgan Stanley Global Consumer Conference in New York today, November 5, at approximately 10:55 a.m. Eastern time.

In advance of that presentation, PepsiCo today confirmed earlier statements that, for full year 2003, it expects to deliver reported EPS of $2.19, which includes about 2 cents of merger costs. The company expects to generate cash from operations, after capital spending, of $3 billion. This assumes capital spending of $1.5 billion and a pension contribution of $500 million. The company also confirmed its intention to repurchase between $1.5 billion and $2 billion of PepsiCo shares by year-end.

A live webcast of Mr. Reinemund’s presentation will be accessible through PepsiCo’s website at www.pepsico.com and will be available for replay at the site for a period of 90 days.

Cautionary Statement

This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans, and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations.

Investors should refer to the “Investors” section of PepsiCo’s website at www.pepsico.com to find disclosure and reconciliation of non-GAAP financial measures used by management when discussing PepsiCo’s financial results with investors, under the heading “Press Releases”.

Contact:	Investor Relations Jack F. Callahan, Jr., 914-253-3035
Or
Public Relations Tod J. MacKenzie, 914-253-2723

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